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                                                                     EXHIBIT (n)

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of AIM Floating Rate Fund, Inc. (formerly G.T. Global Floating Rate Fund, Inc.):

         We hereby consent to the inclusion of our reports dated February 17, 1998 on our audit of the financial statements and financial highlights of GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) as of December 31, 1997 in the Prospectus with respect to the Post-Effective Amendment to the Registration Statement on Form N-2 under the Securities Act of 1933, as amended, of GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund). We further consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                   /s/ PRICEWATERHOUSECOOPERS LLP
                                  --------------------------------------------
                                      PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
August 25, 1998